UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

         DATE OF REPORT (Date of earliest event reported): July 25, 2006

                         ------------------------------

                           FIRST MERCHANTS CORPORATION
             (Exact name of registrant as specified in its charter)

                         -------------------------------

         INDIANA                     0-17071                     35-1544218
(State or other jurisdiction   (Commission file number)        (IRS Employer
     of incorporation)                                       Identification No.)

                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, IN 47305-2814
          (Address of principal executive offices, including zip code)

                                 (765) 747-1500
              (Registrant's telephone number, including area code)

                                  Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to  Rule 14a-12 under  the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c) On July 25, 2006, the Board of Directors of First Merchants Corporation (the "Corporation") appointed Charles E. Schalliol as Vice Chairman of the Board of Directors.

(d) On July 25, 2006, the Board of Directors of the Corporation also appointed Terry L. Walker to fill a vacancy on the Corporation's Board of Directors. Mr. Walker's term will continue until the 2007 Annual Meeting of the Shareholders, at which time he will be considered for election for a two
     (2) year term. Mr. Walker will serve on the audit committee of the Board of Directors. A copy of the Corporation's press release, dated July 27, 2006, announcing the appointment of Mr. Walker is attached hereto as Exhibit 99.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On July 25, 2006, the Board of Directors of the Corporation also amended Section Article V, Section 1 of the Corporation's Bylaws to provide for twelve (12) Directors rather than the previous thirteen (13). The amendment was effective as of July 25, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  (99.1) Press Release dated July 27, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 First Merchants Corporation
                                        (Registrant)

                                 By:  /s/  Mark K. Hardwick
                                    --------------------------------------------
                                           Mark K. Hardwick
                                           Executive Vice President and
                                           Chief Financial Officer
                                           (Principal Financial and
                                           Principal Accounting Officer)


Dated:  July 27, 2006

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.
-----------
    99.1                Description
                        -----------
                        Press Release, dated July 27, 2006, regarding the matter referenced in Item 5.02.

                          First Merchants Corporation

                                 Exhibit No. 99.1

                       Press Release, dated July 27, 2006

N / E / W / S     R / E / L / E / A / S / E

FOR IMMEDIATE RELEASE
For more information, contact:
Andrew Weixler, 765-747-1360

First Merchants Corporation Elects Terry L. Walker to its Board of Directors

July 27, 2006

Muncie, Indiana - First Merchants Corporation, a $3.4 billion financial holding company, elected Terry L. Walker to its Board of Directors this week at a regular meeting. Mr. Walker is the Chairman, President and Chief Executive Officer of Muncie Power Products, Inc., a manufacturer of power take-offs and hydraulic systems for the truck equipment industry.

"We are very pleased that Terry has joined our Board. He has long been a business leader in Muncie. His extensive business background and dedication to the region make him an ideal addition to the team," said Michael L. Cox, President and Chief Executive Officer of First Merchants Corporation.

A Certified Public Accountant, Mr. Walker is a lifelong resident of East Central Indiana and serves the community through his work with local organizations including Ivy Tech, the United Way, Community Foundation, Cornerstone Center for the Arts, and Minnetrista. He received his undergraduate degree from Ball State University.

Mr. Walker has received recognition for his service including induction into the American Red Cross Hall of Fame and selection as recipient of the "Benny" Award for dedicated leadership and service to Ball State University.

About First Merchants Corporation

First Merchants Corporation (Nasdaq: FRME) is a financial holding company headquartered in Muncie, Indiana. Since its organization in 1982, the Corporation has grown to include eight affiliate banks with 68 locations in 17 Indiana and three Ohio counties, a trust company, a multi-line insurance company, and a title company. Bank subsidiaries of the Corporation include:

 *    First Merchants Bank in Delaware, Hamilton, and Henry counties

 *    Madison Community Bank in Madison County

 * United Communities National Bank (UCNB) in Randolph, Union, Fayette, Wayne, and Butler (OH) counties

 *    First National Bank in Jay County

 *    Decatur Bank & Trust Company in Adams County

 *    Frances Slocum Bank in Wabash, Howard, and Miami counties

 * Lafayette Bank and Trust Company in Tippecanoe, Carroll, Jasper, and White counties

 *    Commerce National Bank in Franklin and Hamilton counties in Ohio

The Corporation also operates First Merchants Insurance Services, a full-service property, casualty, personal lines, and health care insurer, and is the majority owner of the Indiana Title Insurance Company LLC. First Merchants Trust Company unites the trust and asset management services of all affiliate banks of the Corporation and represents one of the largest trust companies in the State of Indiana, with assets in excess of $1.5 billion.

For more information, visit www.firstmerchants.com.


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